
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund III Financial Statements for the six months ended June 30, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                         739,243
<SECURITIES>                                         0
<RECEIVABLES>                                   25,473<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               994,246
<PP&E>                                      32,795,457<F2>
<DEPRECIATION>                            (23,092,607)<F3>
<TOTAL-ASSETS>                              11,461,812
<CURRENT-LIABILITIES>                          667,892
<BONDS>                                     18,513,006<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (7,719,086)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                11,461,812
<SALES>                                              0
<TOTAL-REVENUES>                             3,855,093<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,791,698<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             820,477
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   242,918<F8>
<EPS-BASIC>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "Prepaid Expenses and Other Assets"
on the Balance Sheet.
<F2>Includes apartment complexes of $32,275,873 and deferred expenses of $519,584.
<F3>Includes depreciation of $22,810,801 and amortization of deferred expenses of $281,806.
<F4>Represents mortgage  note payable.
<F5>Represents total deficit of the General Partners ($331,139) and the
Limited Partners ($7,387,947).
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $1,650,409, real estate taxes of $284,811 and depreciation and amortization of $856,478.
<F8>Net income allocated $2,429 to General Partners and $240,489 to Limited
Partners.  Net Income of $9.23 per unit on 25,000 units outstanding.

